Second Quarter 2014 Earnings Presentation July 30, 2014

Cautionary Statements & Supplemental Information Forward-Looking Statements This presentation contains forward-looking statements. Senior officers and other employees also may make statements to analysts, investors, regulators, the media and others that are forward-looking. Forward-looking statements include matters that are not historical facts, such as statements regarding our future operations, prospects, strategies, financial condition, economic performance (including growth and earnings), industry conditions and demand for our products and services. Because these statements involve anticipated events or conditions, forward-looking statements often include words such as "anticipate," "assume," "believe," "can," "could," "estimate," "expect," "forecast," "future," "goal," "indicate," "intend," "may," "outlook," "plan," "potential," "predict," "project," "seek," "should," "target," "would," or similar expressions. Forward-looking statements contained in this presentation include, without limitation, statements regarding our expectations with respect to the impact and timing of the sale of Tropical Shipping, regulatory approvals, liquidity, access to capital, credit ratings, debt repayment, recovery of remediation costs, performance expectations for the full year and growth potential in future periods, priorities for 2014 and 2014 earnings guidance and related expectations and assumptions. Our expectations are not guarantees and are based on currently available competitive, financial and economic data along with our operating plans. While we believe our expectations are reasonable in view of the currently available information, our expectations are subject to future events, risks and uncertainties, and there are several factors - many beyond our control - that could cause results to differ materially from our expectations. Actual results may differ materially from those suggested by the forward-looking statements for a number of reasons including, but not limited to, changes in price, supply and demand for natural gas and related products; the impact of changes in state and federal legislation and regulation, including changes related to climate change; actions taken by government agencies on rates and other matters, including regulatory approval of new partnerships and infrastructure programs; concentration of credit risk; utility and energy industry consolidation; the impact on cost and timeliness of construction projects by government and other approvals; development project delays; adequacy of supply of diversified vendors; unexpected change in project costs, including the cost of funds to finance these projects; the impact of acquisitions and divestitures; limits on natural gas pipeline capacity; direct or indirect effects on our business, financial condition or liquidity resulting from a change in our credit ratings or the credit ratings of our counterparties or competitors; interest rate fluctuations; financial market conditions, including disruptions in the capital markets and lending environment and the current economic uncertainty; general economic conditions; uncertainties about environmental issues and the related impact of such issues, including our environmental remediation plans; the impact of new and proposed legislation in Illinois; the impact of changes in weather, including climate change, on the temperature-sensitive portions of our business; the impact of natural disasters such as hurricanes on the supply and price of natural gas; the outcome of litigation; acts of war or terrorism; and other factors which are provided in detail in our filings with the Securities and Exchange Commission. Forward-looking statements are only as of the date they are made, and we disclaim any obligation to update these statements to reflect subsequent changes, except as required by law. Supplemental Information Company management evaluates segment financial performance based on operating margin and earnings before interest and taxes (EBIT), which include the effects of corporate expense allocations. The company believes EBIT is a useful measurement of its performance because it provides information that can be used to evaluate the effectiveness of its businesses from an operational perspective, exclusive of the costs to finance those activities and exclusive of income taxes, neither of which is directly relevant to the efficiency of those operations. Further, management calculates “economic earnings” in relation to EBIT reported on a GAAP basis for the wholesale services segment in order to assess and evaluate earnings generated during the year. The company believes economic earnings is a useful measurement of the wholesale services’ segment as it provides information excluding the volatility effects resulting from mark-to-market, LOCOM accounting adjustments and gains or losses from dispositions recorded during the prior period, as well as the offset of mark-to-market gains or losses reported in prior periods. Operating margin is a non-GAAP measure calculated as operating revenues minus cost of goods sold and revenue taxes, excluding operation and maintenance expense, depreciation and amortization, certain taxes other than income taxes, and gains or losses on the sale of assets, if any. These items are included in the company's calculation of operating income. The company believes operating margin is a better indicator than operating revenues of the contribution resulting from customer growth, since cost of gas and revenue taxes are generally passed directly through to customers. In addition, in this press release AGL Resources has presented a non-GAAP measure of adjusted earnings per share (EPS) that excludes expenses incurred with respect to the pending sale of Tropical Shipping and Seven Seas for 2014, and the impact of our wholesale services segment for 2012-2014. The income tax expense and goodwill impairment expense related to the pending sale of Tropical Shipping and Seven Seas are non-recurring items and the company believes presenting EPS excluding these expenses provides investors with an additional measure of AGL Resources’ core operating performance. In addition, the company believes that presenting EPS excluding wholesale services provides investors with additional measures of operating performance excluding the volatility effects resulting from mark-to-market and LOCOM accounting adjustments in the wholesale services segment. Operating margin and adjusted EPS should not be considered as alternatives to, or more meaningful indicators of, the company's operating performance than net income attributable to AGL Resources Inc., operating income or EPS as determined in accordance with GAAP. In addition, the company's operating margin and adjusted EPS may not be comparable to similarly titled measures of another company. Reconciliations of non-GAAP financial measures referenced in this presentation are attached as an exhibit to this presentation and also are available on the company’s Web site at www.aglresources.com under the Investor Relations section. *

2Q14 Financial Results * 2Q14 EPS from continuing operations of $0.53 per diluted share; $0.40, excluding wholesale services Consolidated 2Q14 EBIT up 18% year-over-year Distribution operations up 10% Retail operations up 50% 2Q14 EPS includes $0.01 weather benefit vs. normal and $0.02 to 2Q13 2Q14 consolidated EPS includes $0.01 EPS from discontinued operations 2014 EPS from continuing operations guidance of $2.80 - $2.90, excluding wholesale services 2Q14 FINANCIAL HIGHLIGHTS Note: Please review our Form 10-Q filed with the SEC on 7/30/14 for detailed information. Operating Margin and Adjusted EPS from continuing operations excluding Wholesale Services are non-GAAP measures. Please see the appendix to this presentation or visit the investor relations section of www.aglresources.com for a reconciliation to GAAP. Adjusted for cost of goods sold and revenue tax expenses for Nicor Gas, which are passed directly through to customers. 2Q13 includes $11 million, or $0.04 EPS, from the sale of Compass Energy in May 2013. Adjusted EPS from continuing operations excludes wholesale services net income of $16 million, or $0.13 per share, in 2Q14 and $6 million, or $0.05 per share, in 2Q13.

6-Months 2014 Financial Results * 6-mos 2014 EPS from continuing operations of $3.39 per diluted share; $1.77, excluding wholesale services 6-mos 2014 EPS from continuing operations includes: Strong wholesale services commercial activity Contribution from colder-than-normal weather across distribution and retail of $0.16 per diluted share Consolidated EPS includes $(0.42) from discontinued operations primarily driven by the tax expense and the goodwill impairment charge recorded in 1Q14 Consolidated EBIT up 76% year-over-year Distribution operations up 10% Retail operations up 22% YTD 2014 FINANCIAL HIGHLIGHTS Note: Please review the AGL Resources 10-Q filed with the SEC on 7/30/14 for detailed information. Operating Margin and Adjusted EPS from continuing operations excluding Wholesale Services are non-GAAP measures. Please see the appendix to this presentation or visit the investor relations section of www.aglresources.com for a reconciliation to GAAP. Adjusted for cost of goods sold and revenue tax expenses for Nicor Gas, which are passed directly through to customers. 6-mos 2013 includes $11 million, or $0.04 EPS, from the sale of Compass Energy in May 2013. Adjusted EPS from continuing operations excludes wholesale services net income of $193 million, or $1.62 per share, in 6-mos 2014 and $14 million, or $0.12 per share, in 6-mos 2013.

2Q14 EBIT up 10% compared to prior year Lower depreciation expense at Nicor Gas and higher revenues from regulatory infrastructure programs are primary drivers 6-mos 2014 EBIT of $359 million, 10% higher vs. 6-mos 2013 $17 million year-over-year positive impact of significantly colder-than-normal weather in 2014 relative to prior year Excluding higher variable expenses related to strong performance and pass through expenses, O&M up 2% Higher overtime payroll costs related to extreme cold weather Higher maintenance costs related to cold weather Customer count up by 1% year-over-year Distribution Operations * DISTRIBUTION HIGHLIGHTS

Retail Operations * 2Q14 EBIT up 50% compared to prior year Margin benefit of $3 million primarily due to the acquisition of retail customers in June 2013 Colder-than-normal weather increased margin by $1 million 6-mos 2014 EBIT of $100 million, 22% higher vs. 6-mos 2013 Colder-than-normal weather increased margin by $12 million Additional margin benefit of $15 million from acquisitions in 2013 O&M expense up $8 million Increased bad debt expense of $2 million related to higher revenues Increased expenses of $2 million related to 2013 acquisitions (noted above) Higher payroll, benefits, customer care and marketing expense Total customer count up 3% for retail energy and Georgia market share stable year-over-year; Service contracts up year-over-year, due mainly to acquisition in January 2013 RETAIL HIGHLIGHTS

Wholesale Services * 2Q14 EBIT of $23 million vs. 2Q13 $11 million $24 million y/y improvement in commercial activity for 2Q14 $10 million hedge gain, net of LOCOM, in 2Q14 vs. $5 million hedge gain, net of LOCOM in 2Q13 Record 6-mos 2014 EBIT of $316 million vs. $26 million for 6-mos 2013 Commercial activity of $403 million, driven mainly by transportation and storage positions in Northeast and Midwest, compared to $48 million of commercial activity for 6-mos 2013 Storage and transportation hedge losses and LOCOM of $33 million for 6-mos 2014 vs. $8 million for 6-mos 2013 O&M expense up significantly due to higher variable compensation expense related to record earnings Excluding variable compensation expense, total operating expense is flat to last year WHOLESALE HIGHLIGHTS

Three months ended June 30, Three months ended June 30, Wholesale services EBIT (1) $23 $- Current quarter and prior year-end realized storage roll-out, net 1 (20) Current transportation hedge movement, net of prior period hedge offset (15) 20 Economic Earnings $9 $- Economic earnings adjusts wholesale services’ EBIT by adjusting for mark-to-market accounting recorded during the current period, offset by mark-to-market accounting adjustments reported in prior periods related to Sequent’s natural gas transportation portfolio. Economic earnings further reflect the changes in wholesale services’ storage roll-out value. Wholesale services achieved $9 million of economic earnings in 2Q14. Through June 30, 2014, wholesale services achieved $282 million of economic earnings compared to $29 million through June 30, 2013. Full-year 2014 economic earnings are forecasted to be in a range of $280 million - $310 million and full-year EBIT to be within a range of $310 million - $340 million, assuming no mark-to-market hedge movement on 2015 and forward positions. Wholesale Services – Economic Earnings 2014 2013 * Six months ended June 30, Six months ended June 30, $316 $15 (15) (13) (19) 27 $282 $29 2014 2014 2013 2013 (1) Excludes $11 million gain on sale of Compass Energy in May 2013.

Midstream Operations * 2Q14 and 6-mos 2014 EBIT decline year-over-year includes: Retained fuel true-up at one of our storage facilities, partially offset by increased margin at Golden Triangle due to better-than-expected optimization activity As expected, subscription rates lower at all facilities relative to prior year Segment remains challenged due to low seasonal storage spreads and ample supply MIDSTREAM HIGHLIGHTS Storage Contracted Capacity Amounts subscribed and rates are per dekatherm exclude 7.0 Bcf of firm capacity contracted by Sequent as of June 30, 2014 at an average monthly rate of $0.050 and 3.5 Bcf as of June 30, 2013 at an average monthly rate of $0.091.

Balance Sheet * Solid balance sheet with significant opportunity to fund capital requirements Good access to capital markets Company credit metrics support solid, investment-grade ratings $4.3 billion debt outstanding Long-term debt: $3.6 billion Current portion of long-term debt: $200 million, expected to be redeemed with commercial paper at its maturity in January 2015 and to be refinanced with long-term debt in 2015 Short-term debt: $448 million Debt-to-Cap Ratio: 51% BALANCE SHEET HIGHLIGHTS

We anticipate closing the sale in the third quarter Expect $220 million in after-tax cash proceeds and distributions from the transaction Disposition reflects management focus on regulated natural gas utilities and related businesses On April 7 Nicor Gas filed its Qualifying Infrastructure Plant (QIP) Rider with the Illinois Commerce Commission with projected average annual QIP investment for years 2015 – 2017 of ~$170 million ICC approval is expected to be received ahead of the August 5, 2014 statutory deadline. New rates anticipated to be effective January 2015. On July 23, the New Jersey Board of Public Utilities approved a $15 million infrastructure program for Elizabethtown Gas. This is the third program approved in New Jersey for Elizabethtown Gas to address infrastructure needs. In May 2014 the Illinois Commission approved Nicor Gas’ Energy Smart Plan, with spending of $93 million over a three year period beginning in June 2014. Nicor Gas’ prior energy efficiency program ended in May 2014. Regulatory and Business Updates * Infrastructure Programs Sale of Tropical Shipping Energy Efficiency in Illinois

AGL Resources - 2014 Priorities Invest necessary capital to maintain and enhance system reliability Remain a low-cost leader within the industry Opportunistically expand system and capitalize on potential customer conversions Maintain margins in Georgia and Illinois while continuing to expand into other profitable retail markets Continue to grow and expand Pivotal Home Solutions Maximize strong storage and transportation positions Effectively perform on existing asset management agreements and expand customers Maintain cost structure in line with market fundamentals Optimize storage portfolio, including expiring contracts Evaluate alternate uses for sites and facilities Pursue land-based LNG transportation opportunities Effectively control expenses and focus on capital discipline in each of our business segments Close sale of Tropical Shipping in 3Q14 Redeploy proceeds and distributions from the sale for use by the company for working capital and other corporate purposes * DISTRIBUTION RETAIL WHOLESALE MIDSTREAM SHIPPING EXPENSES

Appendix

Distribution - Regulatory Recovery Mechanisms

Utility	Rate Decoupling	Weather Normalization	Bad Debt Recovery	Conservation Program Recovery	Infrastructure Programs
Nicor Gas	(~70% Fixed)		✓	✓	✓(1)
Atlanta Gas Light	✓ (Straight-Fixed-Variable)				✓
Virginia Natural Gas	✓ (Revenue Normalization)	✓	✓	✓	✓
Elizabethtown Gas		✓		✓	✓
Florida City Gas				✓	
Chattanooga Gas	✓* (Revenue Normalization)	✓	✓	✓*	

**Chattanooga Revenue Normalization Adjustment (RNA) was set to expire in May 2014, but it has been extended in its current form until the Commission concludes a proceeding on the matter. Currently no proceeding or hearings on the issue have been scheduled.*
(1) Infrastructure program in Illinois expected to begin after 12/10/14.

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Distribution - Rate Case History

Utility	Last Rate Case	Key Outcomes
Nicor Gas	March 2009 (Stay out in place until December 2014)	• $80 million rate increase • Bad debt rider approved in February 2010 providing recovery from (or credit to) customers for the difference between actual expense and $63 million benchmark • Rate case reset heating degree days benchmark from 5,830 to 5,600
Atlanta Gas Light	October 2010	• $27 million rate increase approved • Included ~$10 million in new customer service and safety programs • Adopted new acquisition synergy sharing policy; upon approval will begin sharing $5 million annually with Georgia customers
Virginia Natural Gas	December 2011	• $11 million increase in base rates • Recovery of $3.1 million in costs previously recovered through base rates now recovered through PGA • Approval to recover gas portion of bad debts through the PGA
Elizabethtown Gas	December 2009	• $3 million rate increase • New depreciation rates decreased expense $5 million • Two-year rate freeze concluded in 2011 • Rate case filing requirement for Sept. 2016 in conjunction with AIR approval
Florida City Gas	February 2004	• $7 million rate increase • Approval in late 2007 to include acquisition adjustment amortization expense in operating income and acquisition adjustment asset balance in rate base for regulatory surveillance reporting purposes
Chattanooga Gas	May 2010	• Instituted new rate design that encourages customer conservation • First decoupled rate design for TN utility • New depreciation rates decreased expense by $2 MM annually

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* millions redeemed GAAP Reconciliation – Net Income

* millions redeemed GAAP Reconciliation – 2Q EBIT (1) Our other segment now also includes our investment in Triton, which was part of our cargo shipping segment and has been classified as discontinued operations.

GAAP Reconciliation - YTD EBIT (1) Our other segment now also includes our investment in Triton, which was part of our cargo shipping segment and has been classified as discontinued operations. *

* millions redeemed GAAP Reconciliation - EPS